UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 8, 2018

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

On June 8, 2018, Valmont Industries, Inc. (the “Company”) and its subsidiaries Valmont Coatings, Inc., PiRod, Inc., Valmont Newmark, Inc. and Valmont Queensland Pty Ltd. (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named in the Underwriting Agreement, pursuant to which the Company agreed to sell to the underwriters $200 million aggregate principal amount of its 5.00% Senior Notes due 2044 (the “2044 Notes”) and $55 million aggregate principal amount of its 5.25% Senior Notes due 2054 (the “2054 Notes”), for sale by the underwriters in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-224935) and a related preliminary prospectus supplement and prospectus supplement filed with the U.S. Securities and Exchange Commission.  The offering is expected to close on June 19, 2018, subject to customary closing conditions

The offering will result in net proceeds, before offering expenses but after deducting the underwriting discounts, of approximately $235.3 million.  The Company intends to use the net proceeds for general corporate purposes, including to finance the redemption of a portion or all of its $250.2 million outstanding 6.625% Senior Notes due 2020 (the “2020 Notes”) at the make-whole redemption price required by the 2020 Notes.

The 2044 Notes and 2054 Notes will be issued pursuant to an Indenture dated as of April 12, 2010, a Second Supplemental Indenture dated as of September 22, 2014 and a Third Supplemental Indenture dated as of September 22, 2014, each among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (collectively, the “Indenture”).  The 2044 Notes and the 2054 Notes will be issued as additional notes under the Indenture, pursuant to which the Company previously issued $250 million aggregate principal amount of 2044 Notes and $250 million aggregate principal amount of 2054 Notes.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 8, 2018, among Valmont Industries, Inc., Valmont Coatings, Inc., PiRod, Inc., Valmont Newmark, Inc., Valmont Queensland Pty Ltd. and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: June 8, 2018

	By:	/s/ Mark Jaksich
Name: Mark Jaksich
Title: Chief Financial Officer